                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               ON ASSIGNMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                              [ON ASSIGNMENT LOGO]

                                 April 23, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of On Assignment, Inc. (the "Company") on Tuesday, June 8, 1999, at 10:00 a.m., at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     Please sign and return your Proxy now whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                      Sincerely,

                                      /s/ H. TOM BUELTER
                                      -------------------------
                                      H. Tom Buelter
                                      Chairman of the Board and
                                      Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

     SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                              ON ASSIGNMENT, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 1999

TO THE STOCKHOLDERS OF ON ASSIGNMENT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of On Assignment, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 8, 1999, at 10:00 a.m. local time, at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302, for the following purposes:

     1. To elect one director to serve for the ensuing three year term or until his successor is elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 12, 1999 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for inspection at the Company's corporate headquarters during ordinary business hours for the ten day period prior to the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                      Sincerely,

                                      /s/ H. TOM BUELTER
                                      -------------------------
                                      H. Tom Buelter
                                      Chairman of the Board and
                                      Chief Executive Officer

Calabasas, California
April 23, 1999

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION FOR STOCKHOLDERS........................    1
MATTERS TO BE CONSIDERED AT ANNUAL MEETING..................    4
  PROPOSAL ONE -- ELECTION OF DIRECTOR......................    4
  PROPOSAL TWO -- RATIFICATION OF INDEPENDENT ACCOUNTANTS...    6
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................    6
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............    7
  Board of Directors and Compensation Committee Report......    7
  Stock Performance Graph...................................    9
  Summary of Cash and Certain Other Compensation............   10
  Stock Options.............................................   10
  Option Exercises and Holdings.............................   11
  Severance Plan and Change in Control......................   12
  Certain Relationships and Related Transactions............   12
ANNUAL REPORT AND FORM 10-K.................................   12
OTHER MATTERS...............................................   12

                              ON ASSIGNMENT, INC.
                             26651 WEST AGOURA ROAD
                              CALABASAS, CA 91302
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 1999

                      GENERAL INFORMATION FOR STOCKHOLDERS

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of On Assignment, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 8, 1999 (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 10:00 a.m. at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. These proxy solicitation materials were mailed on or about April 23, 1999 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Senior Vice President, Finance and Chief Financial Officer of the Company at the Company's principal executive offices, On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     Stockholders of record on April 12, 1999 are entitled to notice of and to vote at the Annual Meeting. At January 31, 1999, 11,006,722 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted toward the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 1999 by (i) all persons who are known to the Company to be beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee, (iii) the Named Officers (as defined below in the section titled "Executive Compensation and Related Information"), and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at a particular date.

                                                                          PERCENT OF TOTAL
                                                              NUMBER OF        SHARES
                      NAME AND ADDRESS                         SHARES      OUTSTANDING(1)
                      ----------------                        ---------   ----------------
Warburg, Pincus Asset Management, Inc.(2)...................  1,284,600         11.7%
  466 Lexington Avenue
  New York, NY 10017
Putnam Investments, Inc.(3).................................  1,012,584          9.2%
  One Post Office Square
  Boston, MA 02109
Fiduciary Trust Company International(4)....................    895,800          8.1%
  Two World Trade Center
  New York, NY 10048
John Hancock Advisers, Inc.(5)..............................    562,200          5.1%
  101 Huntington Avenue
  Boston, MA 02199
H. Tom Buelter(6)...........................................    269,062          2.4%
Karen Brenner(7)............................................     24,000            *
William E. Brock(8).........................................     36,000            *
Jonathan S. Holman(9).......................................     25,022            *
Jeremy M. Jones(10).........................................     40,000            *
Kathy J. West(11)...........................................     94,043            *
Ronald W. Rudolph(12).......................................     19,895            *
Carrie S. Nebens(13)........................................     26,481            *
Jeffrey A. Evans(14)........................................     16,268            *
All directors and officers as a group (9 persons)(15).......    550,771          4.9%

---------------
  *  Less than one percent.

 (1) Percentage of beneficial ownership is calculated assuming 11,006,722 shares of Common Stock were outstanding on January 31, 1999. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of January 31, 1999, including but not limited to the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(i) under the Securities Exchange Act of 1934.

 (2) Pursuant to a Schedule 13G/A dated January 8, 1999 and filed with the Securities and Exchange Commission, Warburg, Pincus Asset Management, Inc. has reported that: it had sole power to dispose of 1,284,600 shares; and had sole voting power with respect to 1,059,500 shares; and shared voting power with respect to 204,500 shares; its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (3) Pursuant to a Schedule 13G/A dated February 18, 1999 and filed with the Securities and Exchange Commission, Putnam Investments, Inc. has reported that: it had shared power to dispose of 1,012,584 shares but did not have sole power to dispose of any of such shares; and it had shared voting power with respect to 290,234 shares and did not have sole voting power with respect to any of such shares.

 (4) Pursuant to a Schedule 13G/A dated January 6, 1999 and filed with the Securities and Exchange Commission, Fiduciary Trust Company International, a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has reported that: it had sole power to dispose of 808,200 shares and shared power to dispose of 87,600 shares; and had sole voting power with respect to 847,300 shares and shared voting power with respect to 48,500 shares.

 (5) Pursuant to a Schedule 13G dated January 19, 1999 and filed with the Securities and Exchange Commission, John Hancock Advisers, Inc. has reported that: it had sole power to dispose of 562,200 shares and sole voting power with respect to such shares.

 (6) Includes 179,062 shares underlying stock options exercisable within 60 days of January 31, 1999.

 (7) Includes 24,000 shares underlying stock options exercisable within 60 days of January 31, 1999.

 (8) Includes 36,000 shares underlying stock options exercisable within 60 days of January 31, 1999.

 (9) Includes 18,000 shares underlying stock options exercisable within 60 days of January 31, 1999 and 7,022 shares held by The Holman Group, Inc. Profit Sharing Trust.

(10) Includes 36,000 shares underlying stock options exercisable within 60 days of January 31, 1999.

(11) Includes 17,435 shares underlying stock options exercisable within 60 days of January 31, 1999.

(12) Includes 19,895 shares underlying stock options exercisable within 60 days of January 31, 1999.

(13) Includes 11,859 shares underlying stock options exercisable within 60 days of January 31, 1999.

(14) Includes 1,709 shares underlying stock options exercisable within 60 days of January 31, 1999.

(15) Includes 343,960 shares underlying stock options exercisable within 60 days of January 31, 1999.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE -- ELECTION OF DIRECTOR

     The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than four nor more than seven Directors, with the exact number to be fixed by the Board. The currently authorized number of Directors is five. The Company's Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each class of Directors ending in successive years. At the 1999 Annual Meeting, one Director will be elected to serve until the 2002 annual meeting or until his successor is elected and qualified. The Board of Directors has selected one nominee, who is a current Director of the Company. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominee named below. If, however, the nominee named in the Proxy is unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the enclosed Proxy may recommend. The candidate receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected a Director of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEE TO SERVE AS A DIRECTOR OF THE COMPANY UNTIL THE THIRD ANNUAL MEETING FOLLOWING THE 1999 ANNUAL MEETING OR UNTIL HIS SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

NOMINEE FOR TERM ENDING IN 2002

     Set forth below is information regarding the nominee, including his age, the period during which he served as a Director, and information furnished by him as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

     JONATHAN S. HOLMAN, 53, has served as a Director of the Company since March 1995. Since 1981, Mr. Holman has been the President and Founder of The Holman Group, Inc., an executive search firm.

CONTINUING DIRECTORS

     Set forth below is information regarding the continuing Directors of the Company, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

TERM ENDING IN 2000

     KAREN BRENNER, 43, has served as a Director of the Company since October 1993. Ms. Brenner has been a principal of Brenner & Company, LLC, a financial and management advisory firm since February 1999. Since September 1997, Ms. Brenner has been Director of Financial Planning and has served as a Director of Motorcar Parts and Accessories, an automotive remanufacturer of alternators and starters. From October 1996 through June 1998, Ms. Brenner served as Chairman, President and Chief Executive Officer of Carlyle Industries, Inc. ("Carlyle"), formerly Belding Heminway Co., Inc., a distributor of buttons and home sewing and craft products. She was elected Chairman of the Board of Carlyle in May 1996, and previously had been Vice Chairman and a Director of and consultant to Carlyle since February 1996. From June 1994 through June 1998, Ms. Brenner served as Chairman and Chief Executive Officer of Lincoln Snacks, a snack food company. Ms. Brenner was formerly the Chairman of Swiss Army Brands, formerly The Forschner Group, a consumer goods company, from February 1992 through February 1994 and a consultant to The Forschner Group, Inc. from July 1990 through December 1994. From November 1991 through February 1998, Ms. Brenner was Managing Director of Noel Group, Inc. ("Noel"), a holding company for controlling or significant equity interests in small and medium-sized operating companies. From October 1989 to November 1991, Ms. Brenner was a Director and a Vice President of Noel. Ms. Brenner served as Director of Simons Outdoor Group, a consumer good company, from 1991 to 1995, and as a Director of VISX, Inc., an ophthalmic laser company, from 1989 to 1995.

     JEREMY M. JONES, 57, has served as a Director of the Company since May 1995. Mr. Jones has been an Investor and Business Development Consultant since February 1998. From 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., a home healthcare services provider. From 1991 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company which was merged into Apria Healthcare Group, Inc. in 1995.

TERM ENDING IN 2001

     H. TOM BUELTER, 58, has served as Chief Executive Officer and a Director of the Company since March 1989, and he has served as Chairman of the Company's Board of Directors since December 1992. Mr. Buelter also held the title of President of the Company from March 1989 through September 1997. From 1983 to 1989, Mr. Buelter was Senior Vice President of Kelly Services, Inc., a temporary personnel firm, and Chief Operating Officer of Kelly Assisted Living, a division of Kelly Services, Inc. which provides temporary home-care personnel.

     THE HONORABLE WILLIAM E. BROCK, 68, was elected to the Board of Directors of the Company in April 1996. Since October 1996, he has been the Founder and Chairman of Intellectual Development Systems, Inc., a firm specializing in the servicing and delivery of learning development systems to public schools. From 1994 to 1996, he was the Founder and Chief Executive Officer of The Brock Offices, a consulting office on education and trade issues. From 1998 to 1994, Senator Brock was the Chairman of The Brock Group, a firm specializing in international trade, investment and human resources. From 1988 to 1991 he served as Chairman of the National Endowment for Democracy, an organization he helped found. Senator Brock served in President Reagan's cabinet as the United States Trade Representative from 1981 to 1985 and as Secretary of Labor from 1985 to 1987. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate and from 1962 to 1970 a member of the U.S. House of Representatives. Senator Brock served as a Director of Sinclair Broadcasting Group, Inc., a broadcasting company, from 1996 to 1998 and has served as a Director of United Payors & United Providers, Inc., an intermediary between insurance companies and healthcare providers and a network management company, since 1996.

     There are no family relationships among executive officers or Directors of the Company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors held nine meetings and acted by written consent on one occasion. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, and does not have a Nominating Committee.

     The Audit Committee currently consists of two directors, Ms. Brenner and Mr. Jones. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held three meetings during 1998.

     The Compensation Committee consists of two directors, Mr. Brock and Mr. Holman. The Compensation Committee held five meetings during 1998 and acted by written consent on one occasion. It reviews the Company's general compensation policies, recommends to the full Board of Directors the compensation levels for the Company's executive officers, and administers the Company's Restated 1987 Stock Option Plan and Employee Stock Purchase Plan.

     The Stock Option Committee consists of one director, Mr. Buelter. The Stock Option Committee acted by written consent on 37 occasions during 1998. It has limited authority to grant stock options to eligible individuals who are not officers or Directors of the Company subject to the short-swing profit restrictions of the Federal securities laws.

     No currently serving Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he or she served during 1998.

DIRECTOR COMPENSATION

     Non-employee Directors receive the following fees for services as
Directors: $8,000 per year (payable quarterly in arrears) during the period of their service as a Director; $1,500 per Board meeting or Committee meeting (if held separately) attended in person; and $250 per telephonic Board meeting or Committee meeting (if held separately). In addition, the Company reimburses all non-employee Directors for their reasonable expenses incurred in attending Board or Committee meetings. Also, non-employee Directors are paid $1,500 per day for substantial services requested by the Company in addition to regular Board or Committee oversight and review duties. Accordingly, the Company paid Messrs. Brock and Jones $3,750 and $1,500, respectively, for such additional services during 1998.

     Directors also receive stock option grants under the Company's Restated 1987 Stock Option Plan. Under the automatic option grant program in effect under the Company's Restated 1987 Stock Option Plan, each non-employee Board member who has been or is first elected to the Board after October 13, 1993 has been or will be automatically granted options to purchase 18,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. At each Annual Meeting of Stockholders beginning with the 1993 Annual Meeting and ending with the 1995 Annual Meeting, each individual who was at the time serving as a non-employee Board member was automatically granted an option to purchase 3,000 shares of Common Stock on the date of the Annual Meeting, provided he or she had served as a Board member for at least six months prior to the date of such meeting. At each Annual Meeting of Stockholders beginning with the 1996 Annual Meeting, each individual who is at the time serving as a non-employee Board member automatically was or will be granted an option to purchase 6,000 shares of Common Stock on the date of the Annual Meeting, without regard to prior Board service. Accordingly, all four non-employee Directors were each granted options for 6,000 shares of the Company's Common Stock at an exercise price of $31.375 per share on June 18, 1998, the date of the 1998 Annual Meeting, and will each be granted options for an additional 6,000 shares on the date of the 1999 Annual Meeting.

            PROPOSAL TWO -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of

Section 16(a) reports which the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the On Assignment, Inc. Board of Directors (the "Board"), recommends to the Board the compensation of the Company's executive officers and administers the Company's Restated 1987 Stock Option Plan (the "Option Plan") under which grants may be made to such officers and other employees and the Company's Employee Stock Purchase Plan. In addition, the Committee recommends to the Board the individual bonus programs to be in effect for executive officers each fiscal year. The full Board sets the base salaries and approves individual bonus programs of the Company's executive officers, with Mr. Buelter abstaining as to his own salary and bonus program.

     For the 1998 fiscal year, the Board accepted the recommendations of the Committee in establishing the compensation payable to Mr. H. Tom Buelter, the Company's Chief Executive Officer and Chairman of the Board, and the Company's other executive officers.

     GENERAL COMPENSATION POLICY. Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

     FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee and/or the Board may in their discretion apply entirely different factors, particularly different measures of financial performance, in recommending and/or setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

     - BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the average salary levels in effect for comparable positions with companies with total revenues similar to the Company's and internal comparability standards.

     - ANNUAL INCENTIVE COMPENSATION. Annual bonuses, set as a percentage of salary based on position, are earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Board at the start of the fiscal year. For fiscal year 1998, the performance targets were based on the Company's 1998 Budget as approved by the Board at its February 12, 1998 meeting. The Committee recommended and the Board granted bonuses at targeted levels, as the Company achieved record revenues and net income.

     - LONG-TERM INCENTIVE COMPENSATION. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but it also takes into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of the Company's stock and options. Except for Mr. Evans, new options were granted to all of the Company's executive officers in fiscal 1998 and such grants were consistent with these policies.

     CEO COMPENSATION. The 1998 base salary for the Company's Chief Executive Officer, Mr. H. Tom Buelter, remained the same as his salary rate the last six months of 1997 by virtue of the Compensation Committee's and Board's decisions at their December 1997 meetings to not increase Mr. Buelter's salary at that time. Mr. Buelter's 1998 base salary was set on the basis of his personal performance, internal comparability standards, the rate of base salary paid to the chief executive officers of the companies with total revenues similar to the Company's revenues and the desire to increase the percentage of his compensation which varies with the Company's performance. The remaining components of Mr. Buelter's 1998 fiscal year compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to Mr. Buelter for the 1998 fiscal year was based on the Company's performance in 1998, including the achievement of record profits and revenues, and the growth of the Company's annual operating income and revenues by 35% and 23%, respectively.

     We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries and that except for Mr. Buelter, no member of the Board of Directors is a former or current officer or employee of the Company or any of its subsidiaries.

                                          The Board of Directors

                                          Karen Brenner
                                          William E. Brock*
                                          H. Tom Buelter
                                          Jonathan S. Holman*
                                          Jeremy M. Jones

* Compensation Committee Member

STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on January 1, 1994. Also depicted are the composite prices of companies listed on the Nasdaq Stock Market and of companies listed in the SIC Code No. 736 -- Personnel Supply Services Companies Index. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ON ASSIGNMENT, INC., NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

        COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG ON ASSIGNMENT, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                                                      ON ASSIGNMENT                PEER GROUP                 NASDAQ INDEX
                                                      -------------                ----------                 ------------
 1/1/94                                                  100.00                      100.00                      100.00
 12/31/94                                                152.38                      116.07                      104.99
 12/31/95                                                311.90                      154.76                      136.18
 12/31/96                                                280.95                      186.81                      169.23
 12/31/97                                                504.76                      234.66                      207.00
 12/31/98                                                657.14                      234.66                      291.96

       Assumes $100 invested on January 1, 1994 and dividends reinvested.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer (the "CEO") and the Company's four most highly compensated executive officers other than the CEO (collectively, the "Named Officers"), for services rendered in all capacities to the Company for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                               ---------------------
                                                   ANNUAL COMPENSATION                AWARDS
                                              -----------------------------    SECURITIES UNDERLYING
        NAME AND PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)         OPTIONS(#)
        ---------------------------           ----    ---------    --------    ---------------------
H. Tom Buelter..............................  1998    $275,000     $162,745           45,000
  Chairman of the Board                       1997     253,820       96,250           80,000
  and Chief Executive Officer                 1996     225,000       45,000                0
Kathy J. West...............................  1998     205,000       82,146           25,000
  President and                               1997     185,000       55,500           40,000
  Chief Operating Officer                     1996     165,000       33,000                0
Ronald W. Rudolph...........................  1998     175,000       50,000           10,000
  Senior Vice President, Finance              1997     162,000       46,200           25,000
  and Chief Financial Officer                 1996     150,000       30,000           30,000
Carrie S. Nebens............................  1998     120,048       40,000           40,000
  Executive Vice President, U.S. Operations   1997     130,000       39,000           25,000
                                              1996      94,904       16,000                0
Jeffrey A. Evans(1).........................  1998     115,331       45,000                0
  Vice President and General Manager,         1997     101,538       35,910           15,000
  Healthcare Financial Staffing and
  EnviroStaff divisions

---------------
(1) Mr. Evans resigned his position effective February 9, 1999.

STOCK OPTIONS

     The following table provides information with respect to the stock option grants made during the 1998 fiscal year under the Company's Restated 1987 Stock Option Plan to the Named Officers for such fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS               POTENTIAL REALIZABLE
                                             ---------------------------------------   VALUE AT ASSUMED ANNUAL
                               NUMBER OF       % OF TOTAL                                  RATES OF STOCK
                              SECURITIES      OPTIONS/SARS    EXERCISE                   PRICE APPRECIATION
                              UNDERLYING       GRANTED TO      OR BASE                     FOR OPTION TERM
                             OPTIONS/SARS     EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
           NAME              GRANTED(#)(1)   FISCAL YEAR(2)   ($/SH)(3)      DATE      5%($)(4)     10%($)(4)
           ----              -------------   --------------   ---------   ----------   ---------   -----------
H. Tom Buelter.............     45,000            9.3%         $32.438    12/9/2008    $918,004    $2,326,402
Kathy J. West..............     25,000            5.2           32.438    12/9/2008     510,002     1,292,445
Ronald W. Rudolph..........     10,000            2.1           32.438    12/9/2008     204,001       516,978
Carrie S. Nebens...........     40,000            8.3           32.438    12/9/2008     816,003     2,067,913
Jeffrey A. Evans...........         --             --               --           --          --            --

---------------
(1) Options become exercisable in equal monthly installments over 48 months from the date of their grants, which was December 9, 1998, so long as employment with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become exercisable upon a Corporate Transaction unless the option is assumed or replaced with a comparable option by the surviving entity. The options are also subject to "limited stock appreciation rights" pursuant to which the options, to the extent exercisable and outstanding for at least six months at the time of a "Hostile Takeover," will automatically be cancelled in return for a cash payment to the optionee based upon the tender-offer price of the Common Stock subject to that option. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service to the Company.

(2) Based on options for 483,150 shares of Common Stock granted to the Company's employees during the 1998 fiscal year.

(3) Each option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee has the discretionary authority to reprice outstanding options under the Option Plan through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(4) The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission. The potential realizable value is calculated based on the 10-year option term and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is sold on the last day of its term for the appreciated price. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers or any other optionee.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during the 1998 fiscal year and unexercised options held as of the end of such year by the Named Officers for such fiscal year. No stock appreciation rights were exercised during the 1998 fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                 VALUE OF
                                          AGGREGATE                NUMBER OF                    UNEXERCISED
                                        VALUE REALIZED       SECURITIES UNDERLYING             IN-THE-MONEY
                                       (MARKET PRICE AT    UNEXERCISED OPTIONS/SARS           OPTIONS/SARS AT
                           SHARES       EXERCISE LESS            AT FY-END(#)                  FY-END($)(1)
                         ACQUIRED ON   EXERCISE PRICE)    ---------------------------   ---------------------------
         NAME            EXERCISE(#)         ($)          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   ----------------   -----------   -------------   -----------   -------------
H. Tom Buelter.........    28,198          $650,387         195,002        130,000      $5,026,822     $1,254,040
Kathy J. West..........     6,000           105,000          26,500         62,500         418,625        540,925
Ronald W. Rudolph......    27,500           584,688           9,167         49,792         140,529        696,774
Carrie S. Nebens.......    14,478           189,316           6,547         63,750          78,858        394,043
Jeffrey A. Evans.......         0                 0          13,838         16,042         290,963        228,028

---------------
(1) Based on the closing price per share of the Company's Common Stock as listed on the Nasdaq Stock Market as of December 31, 1998 of $34.50, less the per share exercise price.

SEVERANCE PLAN AND CHANGE IN CONTROL

     On February 12, 1998, the Board adopted the On Assignment, Inc. Change in Control Severance Plan ("Severance Plan") to provide severance benefits for officers and other eligible employees who lose their jobs following an acquisition of the Company. Under the Severance Plan, if an eligible employee is involuntarily terminated within 18 months of a Change in Control (as defined in the Severance Plan), then the employee will be entitled to salary plus target bonus payable in a lump sum. Involuntary termination is defined in the Severance Plan to include a termination by the Company without cause or a voluntary termination by the employee following (I) a reduction in compensation, (II) a relocation in the employee's place of employment which is more than 35 miles or
(III) in the case of an officer, a change in the employee's position with the Company that materially reduces his or her level of responsibility or authority. Upon a termination of employment following a change in control, the Company's Chief Executive Officer would receive 18 months of salary and target bonus, a president or senior vice president would receive 12 months of salary and target bonus, all other officers would receive nine months of salary and target bonus, and other employees would receive lesser amounts. The Severance Plan provides for a reduction in the cash severance benefit payable under the Severance Plan if the employee would be subject to the golden parachute excise tax imposed under Section 280G of the Internal Revenue Code, but only to the extent that such reduction results in the receipt of a greater after-tax benefit by the employee.

     Upon a corporate transaction, options granted to persons other than non-employee directors under the Option Plan, will become fully vested and exercisable unless the options are assumed or replaced with comparable options by the surviving entity. Upon a corporate transaction or change in control, options granted to non-employee directors under the Option Plan will become fully vested and exercisable. Upon a hostile take-over, options granted to non-employee directors and executive officers subject to Section 16(a) of the Securities Exchange Act of 1934 under the Option Plan will be canceled in exchange for a cash distribution from the Company in an amount equal to the take-over price per share less the exercise price per share subject to the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of the Company's Named Officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

                          ANNUAL REPORT AND FORM 10-K

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

     The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of this report for the year ended December 31, 1998 is included in the Company's 1998 Annual Report which has been mailed with this Proxy Statement. Stockholders may obtain an additional copy of this report, without charge, by writing to "Investor Relations Department" at the Company's principal executive offices, 26651 West Agoura Road, Calabasas, California 91302.

                                 OTHER MATTERS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting of stockholders in 2000 that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than February 8, 2000 in order to be included. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the Company's Annual Meeting of stockholders in 2000 does not notify the Company of such proposal on or prior to February 8, 2000, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2000 proxy statement. The Company currently believes that the Company's Annual Meeting of stockholders in 2000 will be held during the second week of June 2000. Such stockholder proposals should be addressed to "Investor Relations Department" at the Company's principal executive offices, 26651 West Agoura Road, Calabasas, California 91302.

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          THE BOARD OF DIRECTORS

Dated: April 23, 1999

PROXY                          ON ASSIGNMENT, INC.                         PROXY

                  26651 WEST AGOURA ROAD, CALABASAS, CA 91302
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and appoints H. Tom Buelter and Ronald W. Rudolph and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of On Assignment, Inc. (the "Company") held of record by the undersigned on April 12, 1999, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 8, 1999, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect the following director to serve until the 2002 annual meeting of stockholders or until his or her successor is elected and qualified:

   Jonathan S. Holman      [ ]  FOR     [ ]  WITHHOLD AUTHORITY TO VOTE

 2. To ratify the Board of Director's selection of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1999.

       [ ]  FOR                    [ ]  AGAINST                   [ ]  ABSTAIN

 3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

    This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR LISTED AND FOR THE OTHER PROPOSAL IF NO SPECIFICATION IS MADE.

    Please sign exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                                        Dated:____________, 1999


                                                        ------------------------
                                                               Signature


                                                        ------------------------
                                                           Signature if held
                                                                jointly

                                                        Please mark, sign, date
                                                        and return the proxy
                                                        card promptly using the
                                                        enclosed envelope.